Exhibit 10.2

Execution Version

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of May 5, 2021, is made by and among Amplitude Healthcare Holdings LLC, a Delaware limited liability company (the “Sponsor”), Amplitude Healthcare Acquisition Corporation, a Delaware corporation (“AMHC”), and Jasper Therapeutics, Inc., a Delaware corporation (the “Company”). The Sponsor, AMHC and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, AMHC, the Company and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Sponsor will (a) vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger), (b) agree to waive any adjustment to the conversion ratio set forth in the Governing Documents of AMHC or any other anti-dilution or similar protection with respect to the AMHC Class B Shares (whether resulting from the transactions contemplated by the Business Combination Agreement, the Subscription Agreements or otherwise), (c) place into escrow certain AMHC Shares held by the Sponsor, the release of which shall be contingent upon certain events and conditions set forth herein, (d) forfeit all private placement warrants owned by the Sponsor as of immediately prior to the Closing and (e) agree to be bound by certain transfer restrictions with respect to its AMHC Class B Shares.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. At any meeting of the shareholders of AMHC, however called (including any adjournment or postponement thereof), and in any action by written resolution of the shareholders of AMHC, the Sponsor hereby unconditionally and irrevocably agrees to (i) if applicable, appear at each such meeting or otherwise cause all of its AMHC Shares to be counted as present thereat for purposes of calculating a quorum, (ii) vote, and in any action by written resolution of the shareholders of AMHC, provide written consent with respect to, all of the Sponsor’s AMHC Class B Shares (together with any other Equity Securities of AMHC that the Sponsor holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject AMHC Equity Securities”) in favor of the Transaction Proposals and (iii) vote, or cause to be voted, against or withhold written consent, or cause written consent to be withheld, with respect to, as applicable, (A) any AMHC Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the AMHC Parties’ covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Sections 6.1 or 6.3 of the Business Combination Agreement not being satisfied.

2. Waiver of Anti-dilution Protection. The Sponsor hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for itself and for its, successors and assigns), to the fullest extent permitted by law and the Amended and Restated Certificate of Incorporation of AMHC, dated November 19, 2019 (the “AMHC CoI”), and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the AMHC Class B Shares held by it convert into AMHC Class A Shares in connection with the transactions contemplated by the Business Combination Agreement.

3. Transfer of Shares.

(a) The Sponsor hereby agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of its Subject AMHC Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject AMHC Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject AMHC Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of its Subject AMHC Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of its Subject AMHC Equity Securities even if such Subject AMHC Equity Securities would be disposed of by a person other than the Sponsor or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder.

(b) In furtherance of the foregoing, AMHC hereby agrees to (i) place a revocable stop order on all Subject AMHC Equity Securities subject to Section 3(a), including those which may be covered by a registration statement, and (ii) notify AMHC’s transfer agent in writing of such stop order and the restrictions on such Subject AMHC Equity Securities under Section 3(a) and direct AMHC’s transfer agent not to process any attempts by the Sponsor to Transfer any Subject AMHC Equity Securities; for the avoidance of doubt, the obligations of AMHC under this Section 3(b) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject AMHC Equity Securities. Neither AMHC nor the Sponsor shall instruct the Escrow Agent (as defined below) to release any AMHC Shares owned by the Sponsor except in accordance with the Escrow Agreement (as defined below) and Section 6 of this Agreement.

4. Other Covenants.

(a) Unless this Agreement shall have been terminated in accordance with Section 8, the Sponsor hereby agrees that it shall not effect a AMHC Stockholder Redemption.

(b) The Sponsor hereby agrees to be bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Sponsor is directly a party thereto, and (ii) Section 5.7(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to AMHC as if the Sponsor is directly party thereto.

(c) The Sponsor hereby agrees to execute and deliver the Registration Rights Agreement prior to the closing of the Merger.

5. Termination of AMHC Class B Shares Lock-up Period. The Sponsor and AMHC hereby agree that effective as of the consummation of the Closing (and not before), Section 7 of that certain Letter Agreement, dated November 19, 2019, by and among AMHC, the Sponsor and certain other parties thereto (the “Class B Stockholder Agreement”), shall be amended and restated in its entirety as follows:

“7. Reserved.”

The amendment and restatement set forth in this Section 5 shall be void and of no force and effect with respect to the Class B Stockholder Agreement if the Business Combination Agreement shall be terminated for any reason in accordance with its terms. For clarity, Sponsor agrees to execute and deliver the Registration Rights Agreement prior to the Closing of the Merger.

6. Escrow, Vesting and Forfeiture. The Sponsor agrees that, as of immediately following the Closing, 1,000,000 AMHC Class B Shares beneficially owned by the Sponsor as of immediately prior to the Closing (which, for clarity, shall be automatically converted into AMHC Class A Shares pursuant to Section 4.3(b) of the AMHC CoI prior to the Closing of the Merger and the Business Combination Agreement) (collectively, the “Sponsor Earn-Out Shares”) shall be subject to the escrow, vesting and forfeiture provisions set forth in this Section 6. For the avoidance of doubt, any AMHC Shares beneficially owned by any individual other than the Sponsor (or any of its permitted transferees) and any AMHC Shares beneficially owned by the Sponsor (or any such permitted transferees), other than the Sponsor Earn-Out Shares described in the foregoing sentence (including any equity securities purchased by the Sponsor or any of its Affiliates pursuant to any Subscription Agreement), shall not be subject to escrow, vesting or forfeiture. The Sponsor and AMHC agree that the Escrow Agent shall be directed to hold the Sponsor Earn-Out Shares in escrow in accordance with the terms of the Escrow Agreement until the applicable portion of such Sponsor Earn-Out Shares have vested in accordance with Section 6(b), in which case such Sponsor Earn-Out Shares shall be released to or as directed by a joint written instruction from AMHC and the Sponsor. In the case of any Sponsor Earn-Out Shares that do not vest and are subject to forfeiture pursuant to Section 6(c), the Escrow Agent shall release such forfeited Sponsor Earn-Out Shares to AMHC for cancellation.

(a) Stock Escrow Agreement. Each of the Sponsor and AMHC agrees to take all actions necessary to cause, at the Closing, the execution of a certain Stock Escrow Agreement by and among AMHC, the Sponsor, Continental Stock Transfer & Trust Company (the “Escrow Agent”) and the other parties thereto, in the form attached as Exhibit A hereto (the “Escrow Agreement”). At and after the Closing, each of the Sponsor and AMHC shall use reasonable best efforts to cause the Escrow Agent and the other parties of the Escrow Agreement to take all action necessary to give effect to the actions contemplated by the Escrow Agreement. The Escrow Agreement shall become effective as of the Closing (and not before). The Escrow Agreement shall become effective only in connection with the consummation of the transactions contemplated by the Business Combination Agreement, and this Section 6(a) (and Exhibit A) shall be void and of no force and effect if the Business Combination Agreement shall be terminated or the Closing shall not occur for any reason.

(b) Vesting of Sponsor Earn-Out Shares.

(i) If, during the period from and after the Closing until the third anniversary of the Closing (the “Earnout Period”), over any twenty (20) Trading Days (as defined below) within any thirty (30) consecutive Trading Day period the VWAP (as defined below) of the AMHC Shares is greater than or equal to $15.00 (the “First Milestone”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 500,000 Sponsor Earn-Out Shares, the “First Milestone Earnout”).

(ii) If, during the Earnout Period, over any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period the VWAP of the AMHC Shares is greater than or equal to $18.00 (the “Second Milestone” and together with the First Milestone, the “Earnout Milestones”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 500,000 Sponsor Earn-Out Shares, the “Second Milestone Earnout” and together with the First Milestone Earnout, the “Earnout Consideration”). For the avoidance of doubt, the Earnout Consideration in respect of each Earnout Milestone shall be vested and released only once and the Earnout Consideration shall in no event exceed the total amount of Sponsor Earn-Out Shares, in the aggregate.

(iii) Upon consummation during the Earnout Period of any Change of Control Transaction pursuant to which the stockholders of AMHC have the right to receive consideration implying a value per AMHC Share greater than or equal to the redemption amount payable to Public Stockholders that redeem in connection with the Closing of the Business Combination, any Earnout Milestone that has not yet been achieved shall automatically be deemed to have been achieved and the applicable Earnout Consideration shall vest and be released to the Sponsor in connection with this Section 6(b)(iii) prior to the consummation of such Change of Control Transaction.

(iv) The per share stock prices referenced in Section 6(b)(i)-(ii) above will be equitably adjusted on account of any changes in the Equity Securities of AMHC by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(v) For purposes of this Section 6:

(A) “Change of Control Transaction” means any transaction or series of related transactions following the Closing (a) under which AMHC sells, leases or exchanges all or substantially all of its assets, or (b) that results, directly or indirectly, in the stockholders of AMHC as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares (or any successor or parent company of such Person) immediately after the consummation thereof (in the case of each of clause (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise).

(B) “Trading Day” means any day on which AMHC Shares are actually traded on the principal securities exchange or securities market on which AMHC Shares are then traded.

(C) “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg L.P. under the function “VWAP” or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by AMHC.

(c) Forfeiture of Unvested Sponsor Earn-Out Shares. Any Sponsor Earn-Out Shares that remain unvested pursuant to Section 6(b)(i)-(iii) as of the expiration of the Earnout Period (and the related portion of dividends and earnings thereon) shall be forfeited and the AMHC shall direct the Escrow Agent to transfer such forfeited Sponsor Earn-Out Shares to AMHC for cancellation, without any consideration for such transfer.

7. Forfeiture of Private Placement Warrants. Notwithstanding anything in this Agreement, effective upon the Closing, any and all warrants to purchase AMHC Shares issued to the Sponsor in certain private placements occurring simultaneously with the IPO held by the Sponsor and outstanding as of the date hereof, will be cancelled and forfeited, and shall cease to exist, effective upon the Closing, and no consideration shall be delivered in exchange therefor.

8. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) a written agreement to terminate this Agreement executed by the Sponsor, AMHC and the Company; (b) by written notice by either party to the other party after the date that is thirty (30) days after the “Termination Date” set forth in the Business Combination Agreement, if the Closing shall not have occurred by such date; and (c) the termination of the Business Combination Agreement in accordance with its terms prior to the Effective Time. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 8(c) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, or in the case of Fraud.

9. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any AMHC Non-Party Affiliate (other than the Sponsor, on the terms and subject to the conditions set forth herein), and (b) none of the Company Non-Party Affiliates or the AMHC Non-Party Affiliates (other than the Sponsor, on the terms and subject to the conditions set forth herein) shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

10. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and beneficial owner of the Subject AMHC Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of any AMHC Party or as an officer, employee or fiduciary of any AMHC Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such AMHC Party].

11. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

12. Incorporation by Reference. Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment). 8.3 (Amendment), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Amplitude Healthcare Holdings LLC

By:	/s/ Howard Hoffen
Name:	Howard Hoffen
Title:	Authorized Signatory

Amplitude Healthcare Acquisition Corporation

By:	/s/ Bala Venkataraman
Name:	Bala Venkataraman
Title:	Chief Executive Officer

Jasper Therapeutics, Inc.

By:	/s/ William Lis
Name:	William Lis
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

EXHIBIT A

Escrow Agreement

STOCK ESCROW AGREEMENT

This STOCK ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [___], 2021, by and among [AMPLITUDE HEALTHCARE ACQUISITION CORPORATION], a Delaware corporation (“[AMHC]”), AMPLITUDE HEALTHCARE HOLDINGS LLC, a Delaware limited liability company (the “Sponsor”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Earnout Escrow Agent” and together with [AMHC] and the Sponsor, sometimes referred to individually as a “Party” or collectively as the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement (as defined herein).

WHEREAS, [AMHC], Jasper Therapeutics, Inc. (“Jasper”) and certain other persons party thereto entered into that certain Business Combination Agreement, dated as of May 5, 2021 (together with all exhibits, schedules and annexes thereto, as amended, modified or supplemented from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, in connection with the Business Combination Agreement, the Sponsor, [AMHC] and Jasper entered into that certain sponsor support agreement, dated as of May 5, 2021 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed to place into escrow One Million (1,000,000) [AMHC] Class B Shares held by the Sponsor (the “Sponsor Earn-out Shares”), the release of which shall be contingent upon certain events and conditions set forth in this Agreement and in Section 6 of the Sponsor Support Agreement;

WHEREAS, the Sponsor Earn-out Shares shall be held in escrow by the Earnout Escrow Agent pursuant to the terms of this Agreement (the “Escrow Account”) and shall be released by the Earnout Escrow Agent only upon the occurrence of certain triggering events as specifically set forth in this Agreement and pursuant to Section 6 of the Sponsor Support Agreement;

WHEREAS, pursuant to Section 2.1(a) of the Business Combination Agreement and Section 4.3(b) of the certificate of incorporation of [AMHC], the Sponsor Earn-out Shares shall convert into [AMHC] Class A Shares;

WHEREAS, in accordance with Section 2.1(a) of the Business Combination Agreement, the certificate of incorporation of [AMHC] shall be amended and restated in its entirety to the [AMHC] New Certificate of Incorporation, pursuant to which the [AMHC] Class A Shares and [AMHC] Class B Shares shall be replaced with [AMHC] New Voting Shares and [AMHC] New Non-Voting Shares, respectively; and

WHEREAS, the Parties desire to constitute and appoint the Earnout Escrow Agent as escrow agent hereunder, and the Earnout Escrow Agent is willing to assume and perform the duties and obligations of the escrow agent pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

13. Appointment.

(a) The [AMHC] and the Sponsor hereby appoint the Earnout Escrow Agent as their escrow agent to hold the Sponsor Earn-out Shares and any Escrowed Dividends (as defined herein) received by the Earnout Escrow Agent pursuant to Section 2(e) in escrow for the Sponsor and to administer and disburse the Sponsor Earn-out Shares and the Escrow Dividends and otherwise for the purposes set forth herein, and the Earnout Escrow Agent hereby accepts such appointment under the express terms and conditions set forth herein.

(b) Prior to or in connection with any dissolution of the Sponsor, the Sponsor shall designate a representative to act on behalf of the Sponsor, all on terms reasonably acceptable to the other Parties (any such Person so appointed, the “Sponsor Representative”).

14. Deposit, Delivery and Receipt of Sponsor Earn-out Shares; Other Actions.

(a) At the Closing and immediately prior to the Effective Time, the Sponsor will deliver, or cause to be delivered, the Sponsor Earn-out Shares to the Earnout Escrow Agent electronically through the DTC’s Deposit/Withdrawal At Custodian system to an account designated by the Earnout Escrow Agent.

(b) The Earnout Escrow Agent will hold the Sponsor Earn-out Shares in the Escrow Account as a book-entry position registered in the name of the Sponsor until any such Sponsor Earn-out Shares are to be (i) released to the Sponsor, or (ii) otherwise forfeited and released to [AMHC], in each case, in accordance with the terms of this Agreement and the Sponsor Support Agreement.

(c) When all or any portion of the Sponsor Earn-out Shares are required to be released under the Sponsor Support Agreement, the Parties shall deliver joint written instructions to the Earnout Escrow Agent in accordance with the security procedures set forth in Section 11 and executed by each of (x) [AMHC] and (y) the Sponsor (or, in the event of a dissolution of the Sponsor, the Sponsor Representative) (a “Release Notice”). The Parties agree that the Sponsor Earn-out Shares shall not be subject to attachment by any creditor (including any creditor of any party to the Business Combination Agreement or Sponsor Support Agreement).

(d) The Earnout Escrow Agent does not own or have any interest in the Sponsor Earn-out Shares or any Escrowed Dividends, but is serving as escrow holder, having only possession thereof and agreeing to hold and distribute the Sponsor Earn-out Shares and any Escrowed Dividends in accordance with the terms and conditions set forth herein.

(e) The Parties agree that Sponsor shall retain all voting rights and other shareholder rights with respect to the Sponsor Earn-out Shares (except the right to receive any dividends or other distributions paid in respect of such Sponsor Earn-out Shares following the Closing and prior to the release of such Sponsor Earn-out Shares, which instead shall be governed by the terms of this Agreement) until such shares are released from the Escrow Account in accordance with the terms of this Agreement and the Sponsor Support Agreement. For so long as the Sponsor Earn-out Shares are held by the Earnout Escrow Agent, the Earnout Escrow Agent shall vote the Sponsor Earn-out Shares solely as directed in writing by Sponsor. Any dividend or other distributions distributed on any Sponsor Earn-out Shares (collectively the “Escrowed Dividends”) shall be distributed to and held by the Earnout Escrow Agent, and shall be disbursed by the Earnout Escrow Agent together with and when the Sponsor Earn-out Shares on which such dividend was distributed are released, to the same person or entity to whom such Sponsor Earn-out Shares are released in accordance with the terms of this Agreement. For the avoidance of doubt, any release or distribution of Sponsor Earn-out Shares in accordance with this Agreement shall also be understood to include a distribution of the Escrowed Dividends, if any, with respect to such released Sponsor Earn-out Shares.

(f) Any cash Escrowed Dividends shall be delivered to the Earnout Escrow Agent to be held in a bank account and be deposited in one or more non-interest-bearing accounts to be maintained by the Earnout Escrow Agent in the name of the Earnout Escrow Agent at one or more of the banks listed in Schedule 3 hereto (the “Approved Banks”). The deposit of such Escrowed Dividends in any of the Approved Banks shall be deemed to be at the direction of the applicable Party entitled to such Escrowed Dividends. At any time and from time to time, the applicable Party entitled to such Escrowed Dividends may direct the Earnout Escrow Agent, by written instruction, (i) to deposit such dividends with a specific Approved Bank, (ii) not to deposit any new dividend amount in any Approved Bank as specified in such written instruction and/or (iii) to withdraw all or any of such dividends that may then be deposited with any Approved Bank specified in such written instruction. With respect to any such written instruction by the applicable Party entitled to the Escrowed Dividends, the Earnout Escrow Agent will withdraw such amount specified in such written instruction as soon as reasonably practicable and the Parties acknowledge and agree that such specified amount remains at the sole risk of the Parties prior to and after such withdrawal. Any amount so withdrawn may be reinvested or deposited with any other Approved Bank or any Approved Bank instructed by the applicable Party entitled to the Escrowed Dividends in such written instruction. So long as the Earnout Escrow Agent is holding any amount of the cash Escrowed Dividends in accordance with this Agreement and absent investment instructions from the applicable Party in accordance with this Section 2(f) (such amount in respect of which no investment instructions have been received, a “Non-Invested Amount”), the Earnout Escrow Agent shall deposit the Non-Invested Amount in a non-interest-bearing account with an Approved Bank and such deposit of the Escrowed Dividend in any of the Approved Banks shall be deemed to be at the direction of the applicable Party entitled to such Escrowed Dividends.

(g) The Earnout Escrow Agent shall have no duty, responsibility or obligation to invest any cash Escrowed Dividends or other funds or cash held by it hereunder other than in accordance with this Section 2.

(h) The amounts held in custody by the Earnout Escrow Agent pursuant to this Agreement are at the sole risk of the Parties and, without limiting the generality of the foregoing, the Earnout Escrow Agent shall have no responsibility or liability for any diminution of the cash Escrowed Dividends which may result from any deposits made pursuant to this Agreement, including any losses resulting from a default by an Approved Bank or any other credit losses (whether or not resulting from such default) or other losses on any deposit required to be liquidated in order to make a payment required hereunder. The Parties acknowledge and agree that the Earnout Escrow Agent is acting prudently and at their direction when depositing the cash Escrowed Dividends at any Approved Bank, and the Earnout Escrow Agent is not required to make any further inquiries in respect of any Approved Bank.

15. Release Notices.

(a) The Earnout Escrow Agent shall disburse the Sponsor Earn-out Shares only in accordance with the Release Notice. Each such Release Notice shall set forth in reasonable detail the triggering event giving rise to the requested release and the specific release instructions with respect thereto (including the number of Sponsor Earn-out Shares to be released and the identity of the person to whom they should be released).

(b) If the Sponsor Earn-out Shares are to be released to the Sponsor (as opposed to a release and forfeiture to [AMHC]), the specified number of Sponsor Earn-out Shares (and the applicable portion of the Escrowed Dividends) shall be released to the Sponsor; provided, that if the Sponsor has been dissolved, the Sponsor Earn-out Shares shall be released to the Persons designated by the Sponsor Representative (in which case, the Sponsor Representative shall specify in the Release Notice the number of Sponsor Earn-out Shares and Escrowed Dividends each Person shall receive in connection with such release and the Earnout Escrow Agent, the [AMHC] shall have no liability for the accuracy of, or compliance with terms of the Business Combination Agreement, the Sponsor Support Agreement or any other document, of such instructions).

(c) If the Business Combination Agreement requires that all or any portion of the Sponsor Earn-out Shares are to be released and forfeited to [AMHC], then the Release Notice shall specify the number of Sponsor Earn-out Shares to be released and forfeited to [AMHC] (and the applicable portion of the Escrowed Dividends).

(d) In the event an equitable adjustment is required under Section 4(a)(iv) below, any Release Notice shall also include reasonably detailed information with respect to such equitable adjustment.

(e) During the period from the date of this Agreement until the date upon which all of the Sponsor Earn-out Shares have been released, [AMHC], the Sponsor (or, following the dissolution of the Sponsor, the Sponsor Representative) agree to promptly and jointly issue all applicable Release Notices upon the occurrence of each triggering event, as such events are described in the Sponsor Support Agreement (and in accordance with Section 4). For the avoidance of doubt, in the event of a conflict between the terms of this Agreement and the Sponsor Support Agreement, then, as between [AMHC] and the Sponsor (or the Sponsor Representative), the terms of the Sponsor Support Agreement shall control and the aforementioned parties shall use reasonable best efforts to effect an amendment to this Agreement (including to Section 4 below).

(f) Within five (5) Business Days following the receipt of any Release Notice and subject to the receipt of required documentation for compliance with applicable anti-money laundering requirements, the Earnout Escrow Agent shall release and deliver to the person or persons designated in the applicable Release Notice the number of Sponsor Earn-out Shares set forth in such Release Notice by transfer of the relevant Sponsor Earn-out Shares into the securities accounts designated in such Release Notice.

(g) The Earnout Escrow Agent shall be entitled to rely upon, and be held harmless for such reliance, on any Release Notice for any action taken, suffered or omitted to be taken in good faith by it. The Earnout Escrow Agent shall have no obligation to determine whether a triggering event has occurred or is contemplated to occur under the Sponsor Support Agreement, this Agreement (including, without limitation, under Section 4), or any other document.

(h) For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York or the location of the Earnout Escrow Agent’s offices in Section 10 are authorized or required by law to close.

16. Disbursement and Termination.

(a) Release of Sponsor Earn-out Shares. The Sponsor Earn-out Shares shall be released and delivered as follows:

(i) (A) If, during the period from and after the Closing until the third anniversary of the Closing (the “Earnout Period”), over any twenty (20) Trading Days (as defined below) within any thirty (30) consecutive Trading Day period the VWAP (as defined below) of the [AMHC] Shares is greater than or equal to $15.00 (the “First Milestone”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 500,000 Sponsor Earn-Out Shares, the “First Milestone Earnout”).

(ii) If, during the Earnout Period, over any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period the VWAP of the [AMHC] Shares is greater than or equal to $18.00 (the “Second Milestone” and together with the First Milestone, the “Earnout Milestones”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 500,000 Sponsor Earn-Out Shares, the “Second Milestone Earnout” and together with the First Milestone Earnout, the “Earnout Consideration”). For the avoidance of doubt, the Earnout Consideration in respect of each Earnout Milestone shall be vested and released only once and the Earnout Consideration shall in no event exceed the total amount of Sponsor Earn-Out Shares, in the aggregate.

(iii) Upon consummation during the Earnout Period of any Change of Control Transaction (as defined below) pursuant to which the stockholders of [AMHC] have the right to receive consideration implying a value per [AMHC] Share greater than or equal to the redemption amount payable to Public Stockholders that redeem in connection with the Closing of the Business Combination, any Earnout Milestone that has not yet been achieved shall automatically be deemed to have been achieved and the applicable Earnout Consideration shall vest and be released to the Sponsor in connection with this Section 4(a)(iii) prior to the consummation of such Change of Control Transaction.

(iv) The per share stock prices referenced in Section 4(a)(i)-(ii) above will be equitably adjusted on account of any changes in the Equity Securities of [AMHC] by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(v) For purposes of this Section 6:

(A) “Change of Control Transaction” means any transaction or series of related transactions (a) under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of assets, businesses or equity securities of another Person, (b) that results, directly or indirectly, in the stockholders of a Person as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares (or any successor or parent company of such Person) immediately after the consummation thereof (in the case of each of clause (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (c) under which any Person(s) makes any equity or similar investment in another Person.

(B) “Trading Day” means any day on which [AMHC] Shares are actually traded on the principal securities exchange or securities market on which [AMHC] Shares are then traded.

(B) “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg L.P. under the function “VWAP” or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by [AMHC].

(b) Forfeiture of Unvested Sponsor Earn-Out Shares. Any Sponsor Earn-Out Shares that remain unvested pursuant to Section 4(a)(i)-(iii) as of the expiration of the Earnout Period (and the related portion of dividends and earnings thereon) shall be forfeited and [AMHC] shall direct the Earnout Escrow Agent to transfer such forfeited Sponsor Earn-Out Shares to [AMHC] for cancellation, without any consideration for such transfer.

(c) Escrow Termination Date. Subject to the provisions of Section 8, this Agreement shall terminate after all of the Sponsor Earn-out Shares and Escrowed Dividends have been released from the Escrow Account.

(d) Records. The Earnout Escrow Agent shall keep proper books of record and account in which full and correct entries shall be made of all release activity in the Escrow Account.

17. Earnout Escrow Agent.

(a) The Earnout Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Earnout Escrow Agent shall not have any fiduciary, partnership or joint venture relationship with any Party or any other person or entity arising out of or in connection with this Agreement.

(b) The Earnout Escrow Agent shall not be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document among the Parties, in connection herewith, if any, including without limitation the Business Combination Agreement and the Sponsor Support Agreement, nor shall the Earnout Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Earnout Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Business Combination Agreement, the Sponsor Support Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall govern and control in all respects relating to the Earnout Escrow Agent, but in every other respect involving the parties and beneficiaries of any such other agreement, the other agreement shall control.

(c) The Earnout Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any Release Notice or other written notice, document, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Earnout Escrow Agent shall not be liable to any Party, any beneficiary, or other person or entity for refraining from acting upon any Release Notice or other written notice, document, instruction or request furnished to it hereunder setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Sponsor Earn-out Shares, or any portion thereof, unless such Release Notice or other written notice, document, instruction or notice shall have been delivered to the Earnout Escrow Agent in accordance with Section 11 below and the Earnout Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 11. The Earnout Escrow Agent shall not be under any duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Earnout Escrow Agent shall have no duty to solicit any receipt of Sponsor Earn-out Shares which may be due to it or the Escrow Account, nor shall the Earnout Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any number or class of Sponsor Earn-out Shares deposited with it hereunder.

(d) The Earnout Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Earnout Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to either Party. The Earnout Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents, and the Earnout Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by any such attorney or agent in good faith, absent fraud, gross negligence, bad faith or willful misconduct (each as determined by a final, nonappealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof. The Earnout Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Earnout Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Earnout Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Earnout Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute arising under the Business Combination Agreement or the Sponsor Support Agreement (other than with respect to a dispute involving the Earnout Escrow Agent) without making the Earnout Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Earnout Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Earnout Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

18. Succession.

(a) The Earnout Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice (pursuant to Section 10) in writing of such resignation to the Parties specifying a date when such resignation shall take effect. By delivery of joint written instructions by the Parties to the Earnout Escrow Agent, the Parties shall have the right to terminate their appointment of the Earnout Escrow Agent, or successor escrow agent, as Earnout Escrow Agent, upon thirty (30) days’ notice to the Earnout Escrow Agent. If the Earnout Escrow Agent shall resign, be removed or otherwise become incapable of acting, the Parties shall appoint a successor to be the Earnout Escrow Agent. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days after giving notice of such removal or following the receipt of the notice of resignation or incapacity, the Earnout Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent within the relevant jurisdiction or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Earnout Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Sponsor Earn-out Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent as jointly instructed in writing by the Parties, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery, the Earnout Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8 hereunder. The Earnout Escrow Agent shall have the right to withhold monies or property in an amount equal to any amount due and then owing to the Earnout Escrow Agent, plus any costs and expenses the Earnout Escrow Agent shall reasonably believe may be incurred by the Earnout Escrow Agent that the Parties are obligated to indemnify or reimburse the Earnout Escrow Agent for pursuant to this Agreement in connection with the termination of this Agreement, so long as the Earnout Escrow Agent has previously submitted a written invoice in respect thereof to the Parties that the Parties have not paid within 30 days of receipt of such invoice.

(b) Any entity into which the Earnout Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Earnout Escrow Agent under this Agreement without further action on the part of any party hereto. The Earnout Escrow Agent shall promptly notify the Parties in the event this occurs.

(c) Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Parties, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further action, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor; and every predecessor escrow agent shall deliver all property and moneys held by it hereunder to such successor escrow agent, at which time of delivery the Earnout Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8.

19. Compensation and Reimbursement. [AMHC] agrees to (a) pay the Earnout Escrow Agent upon execution of this Agreement, and from time to time thereafter, all reasonable compensation for the services to be rendered hereunder by the Earnout Escrow Agent as described in Schedule 2 attached hereto, and (b) pay or reimburse the Earnout Escrow Agent upon request for all reasonable and documented expenses, disbursements and advances, including, without limitation, reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement.

20. Indemnity.

(a) Subject to Section 8(c) below, the Earnout Escrow Agent shall be liable for any and all losses, damages, claims, costs, charges, penalties and related interest, counsel fees and expenses, payments, expenses and liability (collectively, “Losses”), only to the extent such Losses are determined by a court of competent jurisdiction to be a result of its own fraud, gross negligence, bad faith or willful misconduct (as determined by final adjudication of a court of competent jurisdiction); provided, however, that any liability of the Earnout Escrow Agent will be limited in the aggregate to the aggregate value of the Sponsor Earn-out Shares and Earnout Dividends deposited with the Earnout Escrow Agent.

(b) The Parties shall jointly and severally indemnify and hold the Earnout Escrow Agent harmless from and against, and the Earnout Escrow Agent shall not be responsible for, any and all Losses arising out of or attributable to the Earnout Escrow Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Losses or enforcing this Agreement (collectively, “Agent Claims”), except to the extent that such Losses are determined by a court of competent jurisdiction to be a result of the Earnout Escrow Agent’s own fraud, gross negligence, bad faith or willful misconduct (as determined by final adjudication of a court of competent jurisdiction). Notwithstanding the foregoing, and except as provided in Section 7, as between themselves, the Parties agree that any Agent Claims payable hereunder shall be paid (or reimbursed, as applicable): (a) in the case that the Agent Claim is not attributable to actions or inactions of any particular Party, by [AMHC]; and (b) in the event that the Agent Claim is attributable to the actions or inactions of a certain Party, by such Party (and such Party shall reimburse the other Parties, in the event that such other Party(ies) has made indemnification payments under this Section 8(b) in respect of such Agent Claim).

(c) Notwithstanding anything in this Agreement to the contrary, none of the Parties or the Earnout Escrow Agent shall be liable for any incidental, punitive, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

(d) In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion in writing after it becomes aware, and shall keep the other party advised with respect to all developments concerning such claim; provided, that failure to give prompt notice shall not relieve the indemnifying party of any liability to the indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action has been materially prejudiced by the indemnified party’s failure to timely give such notice. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified party unless such claim is (i) brought by the indemnified party or (ii) the indemnified party reasonably determines that there may be a conflict of interest between the indemnified party and the indemnifying party in the defense of such claim and the indemnified party does in fact assume the defense. The indemnified party shall in no case confess any claim, make any compromise or take any action adverse to the indemnifying party in any case in which the indemnifying party may be required to indemnify it, except with the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed.

(e) For the avoidance of doubt, this Section 8 shall survive termination of this Agreement or the resignation, replacement or removal of the Earnout Escrow Agent for any reason.

21. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Earnout Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Earnout Escrow Agent’s identity verification procedures require the Earnout Escrow Agent to obtain applicable information which is required to confirm the Parties’ identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Earnout Escrow Agent with and consent to the Earnout Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Earnout Escrow Agent for the purposes of this Agreement.

(b) Certification and Tax Reporting. The Parties have provided, or promptly following the date hereof will provide, the Earnout Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9. The Earnout Escrow Agent shall make such reports to the applicable tax authorities as directed by [AMHC] and shall have no obligation under this Agreement to make any other reports with respect to taxes. If required by law, the Earnout Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities.

22. Notices. All notices, demands and other communications given pursuant to the terms and provisions hereof shall be in writing, except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 below), shall be deemed effective on the date of receipt, and may be sent by:

(a) by facsimile or other electronic submission (including e-mail);

(b) by overnight courier or delivery service; or

(c) by certified or registered mail, return receipt requested; to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties hereto in writing by registered mail, return receipt requested.

If to the Sponsor:

Amplitude Healthcare Holdings LLC

1177 Avenue of the Americas, Fl 40

New York, New York

Attention: Vishal Kapoor

E-mail: [*]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Attention: Christopher Barnstable Brown, Esq.
Glenn Pollner, Esq.

Email:	[*] [*]

If to [AMHC]:

Jasper Therapeutics, Inc.

725 Mariposa Avenue, #207

Mountain View, California 94041

Attention: Jeet Mahal

E-mail: [*]

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
1117 S. California Avenue

Palo Alto, CA 94304
Attention:      Jeffrey T. Hartlin, Esq.

Jason M. Rabbitt-Tomita, Esq.

E-mail: [*]

[*]

If to the Earnout Escrow Agent:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, NY 10004-1561
Attn: Henry Farrell

Email: [*]

23. Security Procedures.

(a) Notwithstanding anything to the contrary as set forth in this Agreement, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Sponsor Earn-out Shares, including but not limited to any such instructions that may otherwise be set forth in a Release Notice or other written notice, document, instruction or request permitted pursuant to Section 4 of this Agreement, may be given to the Earnout Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Sponsor Earn-out Shares, or any portion thereof, shall be deemed delivered and effective unless the Earnout Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Parties by the Earnout Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number or e-mail address.

(b) In the event transfer instructions are so received by the Earnout Escrow Agent by facsimile or other electronic submission (including e-mail), the Earnout Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Earnout Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Earnout Escrow Agent.

(c) Notwithstanding anything to the contrary herein, the Earnout Escrow Agent shall only deliver or distribute the Sponsor Earn-out Shares upon receipt of and in accordance with the delivery instructions set forth in the applicable Release Notice.

(d) The Parties acknowledge that the security procedures set forth in this Section 11 are commercially reasonable.

24. Compliance with Court Orders. In the event that any escrow or trust property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement, the Earnout Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Earnout Escrow Agent obeys or complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

25. Miscellaneous.

(a) Amendment. Except for transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the parties hereto.

(b) Assignment. Neither this Agreement nor any right, obligation or interest hereunder may be assigned in whole or in part by any party hereto, except as provided in Section 6, without the prior written consent of all of the other parties hereto.

(c) Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of law (including conflicts of law) that will require the application of the laws of any other jurisdiction. Each party to this Agreement irrevocably waives any objection on the grounds of venue, forum non-conveniens, lack of jurisdiction or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court located in the State of New York. The parties to this Agreement further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

(d) Force Majeure. No party to this Agreement is liable to any other party hereto for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of acts reasonably beyond its control including, without limitation, acts of God, fire, terrorism, disease, pandemic, floods, strikes, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest; provided, that the Earnout Escrow Agent shall use commercially reasonable efforts to resume performance as soon as practicable. If any such act occurs, then the Earnout Escrow Agent shall give, as promptly as practicable, written notice to the Parties, stating the nature of such act and any action being taken to avoid or minimize its effect.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or pdf (including via e-mail). A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature, and will be binding and effective upon such party when a counterpart shall have been signed by each of the parties hereto and delivered to the other parties hereto.

(f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable by reason of any applicable law of a jurisdiction, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(g) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. All references to currency, monetary values and dollars set forth herein shall mean U.S. dollars. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(h) Enforcement, Remedies and Compliance. A person or entity who is not a party to this Agreement shall have no right to enforce any term of this Agreement. Each Party represents, warrants and covenants that each document, notice, instruction or request provided by such Party to the Earnout Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Earnout Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder. Except as otherwise expressly provided herein or as between the applicable Parties in the Business Combination Agreement or the Sponsor Support Agreement, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(i) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(i).

(i) Publicity. Except as may be required by applicable law (including securities laws), court order, regulatory authority (including a securities authority) or as shall be required or desirable to be presented by a party to any tax authority of such party, none of the parties hereto shall disclose, issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the services to be provided hereunder without obtaining the prior written approval of the other parties hereto, which may be withheld in the other parties’ sole discretion; provided that the Earnout Escrow Agent may use [AMHC]’s name in its customer lists or otherwise as required by applicable law or regulation.

(j) Successors. All the covenants and provisions of this Agreement by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

(k) Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the parties hereto and their respective permitted successors and assigns. No rights shall be granted to any other person or entity by virtue of this Agreement, and there are no third party beneficiaries hereof.

(l) Survival. Notwithstanding anything to the contrary, all provisions regarding indemnification, liability and limits thereon, compensation and expenses (with respect to any fees or expenses payable in respect of the period preceding the termination or expiry of this Agreement) and confidentiality shall survive the termination or expiration of this Agreement. For the avoidance of doubt, Section 8, Section 6, Section 7 (with respect to any outstanding fees or expenses payable in respect of the period preceding the termination or expiry of this Agreement) and Section 13 shall survive termination of this Agreement or the resignation, replacement or removal of the Earnout Escrow Agent for any reason.

(m) Merger of Agreement. This Agreement together with the Sponsor Support Agreement constitutes the entire agreement between the parties hereto related to the Sponsor Earn-out Shares and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(n) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stock Escrow Agreement as of the date set forth above.

[Amplitude Healthcare Acquisition Corporation]

By:
Name:
Title:

Amplitude Healthcare Holdings LLC

By:
Name:
Title:

Continental Stock Transfer & Trust Company, as Earnout Escrow Agent

By:
Name:
Title:

Signature page to Earnout Escrow Agreement

Schedule 1

Security Procedures

To be attached.

Schedule 2

Compensation and Reimbursement

To be attached.

Schedule 3

Approved Banks

To be attached.